                                                                 Exhibit 10.23

                    FIFTH AMENDMENT TO LIGHT INDUSTRIAL LEASE

         This Fifth Amendment to Light Industrial Lease (the "Fifth Amendment"), dated as of March 23rd, 2000, is entered into by and between TIAA Realty, Inc., a Delaware corporation "Lessor") and Gasonics
International, Inc., a California corporation ("Lessee").

                                    RECITALS

A. Lessor's predecessor-in-interest, Teachers Insurance and Annuity Association of America, a New York corporation, and Lessee's predecessor-in-interest, Gasonics, Inc., entered into that certain Light Industrial Lease dated October 25, 1989, as amended by that certain First Amendment to Light Industrial Lease dated February 21, 1992, that certain Second Amendment to Light Industrial Lease dated April 1, 1992, that certain Third Amendment to Light Industrial Lease (undated) and that certain Fourth Amendment to Light Industrial Lease dated July, 1999 (collectively, the "Lease"), pursuant to which Lessor leased to Lessee the premises located at 2730-2760 Junction Avenue, San Jose, California, consisting of approximately ninety thousand four hundred sixty-seven (90,467) square feet (the "Original Premises").

B.       The Lease is scheduled to expire on December 31, 2001.

C. Lessor and Lessee desire to (1) extend the term of the Lease with respect to the Original Premises, (2) provide for Lessee's occupancy of additional space consisting of a portion of the building located at 404-410 East Plumeria Drive, San Jose, California as of May 1, 2000 and (3) provide for Lessee's occupancy of the remaining space in the building located at 404-410 East Plumeria Drive, San Jose, California as of approximately July 1, 2002, as more specifically provided in this Fifth Amendment.

         Now, therefore, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee agree as follow:

         1. ADDITIONAL LEASED PREMISES: Lessor hereby leases to Lessee, and Lessee leases from Lessor, the following:

               a. 404 EAST PLUMERIA. The premises consisting of approximately twenty- seven thousand nine hundred eight (27,908) rentable square feet of space in the Montague Business Park, commonly known as 404 East Plumeria Drive, San Jose, California (the "404 E. Plumeria Premises").

               b. 410 EAST PLUMERIA. The premises consisting of approximately twenty seven thousand five hundred seventy-six (27,576) rentable square feet of space in the Montague Business Park, commonly known as 410 East Plumeria Drive, San Jose, California (the "410
                        E. Plumeria Premises").

               The 404 E. Plumeria Premises and the 410 E. Plumeria Premises and the real property of which they are a part are referred to hereinafter collectively as the "Plumeria Property". All references in the Lease to the "Premises" shall be deemed to refer to the Original Premises, and as of the 404 E. Plumeria Commencement Date and the 410 E. Plumeria


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Commencement Date, respectively, the 404 E. Plumeria Premises and the 410 E.
Plumeria Premises. Lessor and Lessee agree that the rentable square footage of the Premises as set forth above shall be conclusive as between the parties for the purposes of this Lease and that if a remeasurement of the Premises, or any portion thereof, reflects a greater or lesser size, there shall be no adjustment of the base Monthly Rent or any other amount payable finder the Lease, as amended by this Fifth Amendment,

         2.    TERM.

               a.       COMMENCEMENT.

                        (1) The Term of the Lease for the Original Premises
                            has already commenced;

                        (2) The Term of the Lease for the 404 E. Plumeria
                            Premises shall commence on May 1, 2000 (the "404
                            E. Plumeria Commencement Date"); and

                        (3) The Term of the Lease for the 410 E. Plumeria
                            Premises shall commence on July 1, 2002 (the "410
                            E. Plumeria Commencement Date").

                        Provided, however, that if Lessor is unable to deliver possession of the 404 E. Plumeria Premises and/or the 410 E. Plumeria Premises by the dates provided above, such failure shall not affect the validity of this Lease nor shall it extend the Term or render Lessor liable to Lessee for any loss or damage resulting therefrom or delay the 404 E. Plumeria Commencement Date except as provided in Paragraph 9 of this Fifth Amendment. Notwithstanding any other provision of this Lease, if Lessor cannot deliver possession of the 410 E. Plumeria Premises to Lessee for any reason including the fault of Lessor, the Term of the Lease with respect to the 410 E. Plumeria Premises shall instead commence on the date on which Lessor tenders possession of the 410 E. Plumeria Premises to Lessee.

               b. EARLY OCCUPANCY. After execution of this Fifth Amendment and the delivery by Lessee of the security deposit, insurance certificates showing coverage for the 404 E. Plumeria Premises in the amounts required under the Lease and any other sums hereunder required to be paid upon execution of this Fifth Amendment, and upon Lessor obtaining possession of the 404 E. Plumeria Premises, Lessee shall be provided with access to the 404 E. Plumeria Premises for the purpose of performing any alterations or improvements and otherwise preparing for the occupancy of the 404
                        E. Plumeria PREMISES, provided, however, that any alterations or improvements shall be undertaken in compliance with the terms of the Lease. Such early occupancy shall be on the terms and conditions contained in the Lease, as amended by this Fifth Amendment, provided,


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

                        however, that Lessee shall not be obligated to pay base Monthly Rent prior to May 1, 2000.

               c. TERMINATION. Paragraph 1.2 of the Lease is amended to extend the Term through and including December 31, 2006. The Term of the Lease shall expire concurrently for the Original Premises, the 404 E. Plumeria Premises and the 410 E. Plumeria Premises.

         3.    MONTHLY RENT.

               a. ORIGINAL PREMISES. Through December 31, 2001, the Monthly Rent payable for the Original Premises shall remain as specified in the Lease. Effective January 1, 2002 base Monthly Rent for the Original Premises shall be as follows:

                        Period                 Monthly Rent/RSF        Monthly Rent
                        ------                 ----------------        ------------
                        1/1/02 - 4/30/02              $2.00            $180,934.00
                        5/1/02 - 4/30/03              $2.09            $189,076.03
                        5/1/03 - 4/30/04              $2.20            $199,027.40
                        5/1/04 - 4/30/05              $2.31            $208,978.77
                        5/1/05 - 4/30/06              $2.42            $218,930.14
                        5/1/06 - 12/31/06             $2.55            $230,690.85

               b. 404 E. PLUMERIA. Lessee shall pay to Lessor base Monthly Rent for the 404 E. Plumeria Premises as follows:

                        Period                 Monthly Rent/RSF        Monthly Rent
                        ------                 ----------------        ------------
                        5/1/00 - 4/30/01              $1.90            $53,025.20
                        5/1/01 - 4/30/02              $2.00            $55,816.00
                        5/1/02 - 4/30/03              $2.09            $58,327.72
                        5/1/03 - 4/30/04              $2.20            $61,397.60
                        5/1/04 - 4/30/05              $2.31            $64,467.48
                        5/1/05 - 4/30/06              $2.42            $67,537.36
                        5/1/06 - 12/31/06             $2.55            $71,165.40

               c. 410 E. PLUMERIA. Lessee shall pay to Lessor base Monthly Rent for the 410 E. Plumeria Premises as follows:

                        Period                 Monthly Rent/RSF        Monthly Rent
                        ------                 ----------------        ------------
                        7/1/02 - 4/30/03              $2.09            $57,633.84
                        5/1/03 - 4/30/04              $2.20            $60,667.20
                        5/1/04 - 4/30/05              $2.31            $63,700.56
                        5/1/05 - 4/30/06              $2.42            $66,733.92
                        5/1/06 - 12/31/06             $2.55            $70,318.80


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         4.    TRIPLE-NET LEASE. Lessee acknowledges that the provisions of
Paragraph 4.3 of the Lease apply to the entire premises and that Lessee shall pay all expenses of every kind as described in the Lease with respect to the Original Premises, the 404 E. Plumeria Premises and the 410 E. Plumeria Premises. Effective as of the 404 E. Plumeria Commencement Date, Lessee shall pay fifty and three tenths percent (50.3%) of any expenses of the categories described in the Lease insofar as Lessor incurs those expenses in connection with the Plumeria Property. Effective as of the 410 E. Plumeria Commencement Date, Lessee shall pay one hundred percent (100%) of any expenses of the categories described in the Lease insofar as Lessor incurs those expenses in connection with the Plumeria Property.

         5.    SECURITY DEPOSIT.

               a. 404 E. PLUMERIA. Upon execution of this Fifth Amendment, Lessee shall increase the security deposit required pursuant to Paragraph 4.5 of the Lease by seventy-one thousand one hundred sixty-five and 40/100 dollars ($71,165.40). Upon execution of this First Amendment, Lessee shall replace the existing letter of credit with a new letter of credit in the amount of one hundred forty thousand three hundred fifty-eight and 40/100 dollars ($140,358.40) which satisfies the requirements of Paragraph 22 of the Lease.

               b. 410 E. PLUMERIA. On the day preceding the 410 E. Plumeria Commencement Date, Lessee shall increase the security deposit required pursuant to Paragraph 4.5 of the Lease by seventy thousand three hundred eighteen and 80/100 dollars ($70,318.80). On the day preceding the 410 E. Plumeria Commencement Date, Lessee shall replace the existing letter of credit with a new letter of credit in the amount of two hundred ten thousand six hundred seventy-seven and 20/100 dollars ($210,677.20) which satisfies the requirements of Paragraph 22 of the Lease.

         6. CONDITION OF THE PREMISES. Lessee acknowledges and agrees that Lessor shall have no obligation to perform or construct any other alterations, improvements or additions to, or redecoration of, the Original Premises, the 404 E. Plumeria Premises or the 410 E. Plumeria Premises except as specifically provided in this Paragraph 6, and that Lessee shall accept the Original Promises in their existing condition, and the 404 E. Plumeria Premises and the 410 E. Plumeria Premises in the condition existing as of the 404 E. Plumeria Commencement Date and the 410 E. Plumeria Commencement Date, respectively. Notwithstanding the foregoing (1) on May 1, 2000, the roof of the Original Premises and the HVAC systems therein (excluding those serving any clean room areas in the Original Premises) shall be brought into good working condition and repair, (2) on the 404 E. Plumeria Commencement Date, the roof of the 404 E. Plumeria Premises and the HVAC systems therein shall be brought into good working condition and repair, and (3) on the 410 E. Plumeria Commencement Date, the roof of the 410 E. Plumeria Premises and the HVAC systems therein shall be brought into good working condition and repair.


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         7.    CONDEMNATION AND DAMAGE AND DESTRUCTION. The provisions of
Paragraphs 12 and 16 of the Lease shall apply separately to each of the Original Premises, the 404 E. Plumeria Premises and the 410 E. Plumeria Premises, it being the intent of the parties that if any of such distinct positions of the Premises are condemned or damaged independently of the other portions of the Premises, the Lease shall remain in effect for any portion of the Premises if the terms of the Lease would not provide either party with the right to terminate the Lease with respect to that portion of the Premises.

         8. CROSS DEFAULT. Lessor and Lessee acknowledge and agree that the payment and performance obligations contained in the Lease, as amended by this Fifth Amendment, are not distinct obligations as far as they relate to the Original Premises, the 404 E. Plumeria Premises and the 410 E. Plumeria Premises, and that any default which would entitle Lessor to terminate the Lease shall entitle Landlord to terminate the entire Lease, as amended by this Fifth Amendment, and Lessee's right to occupy all portions of the Premises.

         9. RELEVANCE OF LIABILITY. Lessor has disclosed to Lessee that a party previously negotiated with Lessor for the occupancy of the 404 E. Plumeria Premises, Lessee hereby releases Lessor from all liability for any costs, expenses or damages of any kind which Lessee may incur if such party files a lawsuit with respect to the 404 E. Plumeria Premises, including, without limitation, any costs incurred by Lessee in improving the 404 E. Plumeria Premises, any damages resulting from delay or inability to deliver possession of the 404 E. Plumeria Premises, and attorneys' fees and court costs incurred by Lessee in connection therewith. If Lessor is prevented from delivering possession of the 404 E. Plumeria Premises to Lessee as a result of any such action for a period in excess of ninety (90) days, whether by court order or otherwise, Lessee shall have the right, exercisable by providing written notice within ten (10) days after the expiration of inch ninety (90) day period, to terminate the Lease with respect to both (but not one or the other of) the 404 E. Plumeria Premises and the 410 E. Plumeria Premises and to terminate the Fifth Amendment in its entirety (in which case Lessee shall continue to occupy the Original Premises pursuant to the terms of the Lease [including the Term thereof]). If Lessee terminates the Lease with respect to the 404 E. Plumeria Premises and the 410 E. Plumeria Premises as provided in the preceding sentence but does not terminate this Fifth Amendment in its entirety, all references to the 404 E. Plumeria Premises and the 410 E. Plumeria Premises shall be deleted If Lessee fails to deliver such notice, the Lease will remain in effect as to the entire Premises, provided that Lessee shall not be obligated to pay any sums due for the 404 E. Plumeria Premises unless and until possession is delivered.

         10. SEPARATE LEASES. At any time during the Term of this Lease, Lessor may require that Lessee enter into distinct leases on identical terms and conditions as are contained in the Lease, as amended by this Fifth Amendment (except for such terms as would become unnecessary as a result of the separation of the lease of the Premises into distinct leases), pursuant to which the Original Promises, the 404 E. Plumeria Premises and/or the 410
E. Plumeria Premises each would be the subject of a separate and distinct lease (except that the 404 E. Plumeria Premises and the 410 E. Plumeria Premises may be combined into one lease).

         11. In the event of a conflict between the terms and conditions of the Lease and the terms and conditions of this Fifth Amendment, the terms and conditions of this Fifth Amendment


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

shall control. Except as amended by this Fifth Amendment, the Lease is in full force and effect and is hereby ratified by Lessor and Lessee.

         In witness whereof, Lessor and Lessee have entered into this Fifth Amendment as of the date first hereinabove written.

Lessor                                   Lessee
------                                   ------

TIAA Realty, Inc., a Delaware            Gasonics International, Inc.,
                                         a California corporation

By:                                      By:  /s/ R. Rasmussen
   -------------------------------           ------------------------------
Name:                                    Name:  R. Rasmussen
     -----------------------------             ----------------------------
Title:                                   Title: CFO
       ---------------------------              ---------------------------


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